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                                                                  EXHIBIT 10.12

                                                            [Execution Version]







                                SECOND AMENDMENT

                                       TO

                                 LOAN AGREEMENT

                                     AMONG

                           QUEEN SAND RESOURCES, INC.
                                  AS BORROWER,


                     ENRON CAPITAL & TRADE RESOURCES CORP.
                                   AS AGENT,

                                      AND

                          THE LENDERS SIGNATORY HERETO


                       Effective as of November 24, 1998




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                       SECOND AMENDMENT TO LOAN AGREEMENT

         This SECOND AMENDMENT TO LOAN AGREEMENT (this "Second Amendment") executed effective as of November 24, 1998 (the "Effective Date") is among Queen Sand Resources, Inc., a Nevada corporation (the "Borrower"), Northland Operating Co., a Nevada corporation ("Northland"), Corrida Resources, Inc., a Nevada corporation ("Corrida"), Queen Sand Resources, Inc., a Delaware corporation (the "Parent Company"; the Borrower, Northland, Corrida, and the Parent Company being collectively referred to herein as the "Obligors"), the undersigned lenders who are parties to the Loan Agreement referred to below (the "Lenders") and Enron Capital & Trade Resources Corp., a Delaware corporation, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

                                    RECITALS

         A. The Borrower, the Agent and the Lenders are parties to that certain Subordinated Revolving Credit Loan Agreement dated as of December 29, 1997, as amended by that certain First Amendment to Loan Agreement dated as of June 30, 1998 (such agreement as amended the "Loan Agreement"), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

         B. The Borrower has requested and the Agent and the Lenders have agreed to amend certain provisions of the Loan Agreement.

         C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. All capitalized terms which are defined in the Loan Agreement, but which are not defined in this Second Amendment, shall have the same meanings as defined in the Loan Agreement. Unless otherwise indicated, all section references in this Second Amendment refer to the Loan Agreement.

Section 2. Amendments to Credit Agreement.


         2.1 Section 5.8. Section 5.8 is hereby amended by replacing such section in its entirety with the following:

                  Section 5.8 Dividends, Distributions and Redemptions. Without the written approval of the Majority Lenders, the Parent Company shall not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its capital stock now or


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         hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders, except for :

                  (i) dividends or distributions payable solely in capital stock of the Parent Company;

                  (ii) the repurchase or redemption of any shares of the Series C Preferred Stock with the aggregate net cash proceeds in excess of $50,000,000 of any Equity Offering(s) occurring after April 17, 1998 provided that (A) no Default or Event of Default has occurred at the time such shares are repurchased or redeemed or would result from such repurchase or redemption and (B) no Loan is outstanding immediately prior and after giving effect to such repurchase or redemption; and

                  (iii) the one time repurchase or redemption of shares of the Series C Preferred Stock from one or more of Stark International, Shepard Investments International Ltd., and Palisades Holdings, Inc., provided that (A) such repurchase or redemption shall be made only with the cash proceeds of a common stock Equity Offering, (B) the aggregate amount paid for such repurchase or redemption shall not exceed $2,300,000, including the payment of accrued dividends, (C) the maximum price per share (including accrued dividends) paid for such purchase or redemption shall not exceed $7.35, (D) such repurchase or redemption shall occur on or before December 31, 1998, (E) no Default or Event of Default has occurred at the time such shares are repurchased or redeemed or would result from such repurchase or redemption and (F) no Loan is outstanding immediately prior and after giving effect to such repurchase or redemption.

         Notwithstanding anything to the contrary in this Section 5.8 and without limiting the Agent's and Lenders' rights under Sections 6.1(k) and 6.2, the Parent Company may, after giving the Agent 5 Business Days' prior written notice thereof, effect mandatory redemptions and cash payments payable upon Parent Company defaults pursuant to the Certificate of Designation governing the Series C Preferred Stock.

         2.2 Section 5.15. Section 5.15 is hereby amended by replacing such section in its entirety with the following:

                  Section 5.15 Fixed Charge Coverage Ratio. The Parent Company's Fixed Charge Coverage Ratio as of the end of any full fiscal quarter shall not be less than the following for the period then applicable:

                  (i) for the three month period ending on December 31, 1998, 1.5 to 1.0;

                  (ii)     for the six month period ending on March 31, 1999,
                           1.5 to 1.0;

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                  (iii)    for the nine month period ending on June 30, 1999,
                           1.5 to 1.0; and

                  (iv) for each rolling period of four fiscal quarters thereafter, 1.5 to 1.0.


         For the purposes of this Section 5.15, "Fixed Charge Coverage Ratio" shall have the meaning specified in the Senior Loan Agreement.

Section 3. Waiver. The Agent and each Lender hereby agree to waive any Default and Event of Default associated with the failure to comply with Section 5.15 (Fixed Charge Coverage Ratio) of the Loan Agreement for the fiscal quarters ending June 30, 1998 and September 30, 1998, provided that the foregoing waivers are granted only with respect to and shall be limited precisely to the Defaults and Events of Default relating solely to the failure to comply with
Section 5.15 for the fiscal quarters ending June 30, 1998 and September 30, 1998. Nothing contained herein (i) shall be deemed to constitute a consent or waiver with respect to any other term, provision, or condition of the Loan Agreement or any other Loan Document or (ii) shall prejudice any present or future right or remedy that the Agent and/or any Lender may now have or may have in the future in connection with the Loan Agreement or the Loan Documents.

Section 4. Representations and Warranties; Etc. Each Obligor hereby affirms:
(a) that as of the date of execution and delivery of this Second Amendment, all of the representations and warranties contained in each Loan Document to which such Obligor is a party are true and correct in all material respects as though made on and as of the Effective Date; and (b) that after giving effect to this Second Amendment and to the transactions and waivers contemplated hereby, no Defaults exist under the Loan Documents or will exist under the Loan Documents.

Section 5. Conditions Precedent. The effectiveness of this Second Amendment (including the waiver contained in Section 3) is subject to the receipt by the Agent of the following documents and the satisfaction of the other conditions provided in this Section 4, each of which shall be reasonably satisfactory to the Agent in form and substance:

         5.1 Loan Documents. The Agent shall have received multiple counterparts as requested of this Second Amendment.

         5.2 No Default. No Default or Event of Default shall have occurred and be continuing as of the Effective Date.

Section 6. Miscellaneous.

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         6.1 Confirmation. The provisions of the Loan Agreement (as amended by this Second Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Second Amendment.

         6.2 Ratification and Affirmation of Obligors. Each of the Obligors hereby expressly (i) acknowledges the terms of this Second Amendment, (ii) ratifies and affirms its obligations under its respective Guaranty and the other Security Instruments to which it is a party, (iii) acknowledges, renews and extends its continued liability under its respective Guaranty and the other Security Instruments to which it is a party and agrees that its respective Guaranty and the other Security Instruments to which it is a party remain in full force and effect with respect to the Indebtedness as amended hereby.

         6.3 Counterparts. This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         6.4 No Oral Agreement. THIS WRITTEN SECOND AMENDMENT, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

         6.5 GOVERNING LAW. THIS SECOND AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to be duly executed effective as of the date first written above.


BORROWER:                                   QUEEN SAND RESOURCES, INC.,
                                            a Nevada corporation


                                            By: /s/ ROBERT P. LINDSAY
                                                --------------------------------
                                                    Robert P. Lindsay
                                                    Vice President



PARENT COMPANY:                             QUEEN SAND RESOURCES, INC.,
                                            a Delaware corporation


                                            By: /s/ ROBERT P. LINDSAY
                                                --------------------------------
                                                    Robert P. Lindsay
                                                    Chief Operating Officer
                                                    and Executive Vice President



GUARANTORS:                                 NORTHLAND OPERATING CO.


                                            By: /s/ ROBERT P. LINDSAY
                                                --------------------------------
                                                    Robert P. Lindsay
                                                    Vice President


                                            CORRIDA RESOURCES, INC.


                                            By: /s/ ROBERT P. LINDSAY
                                                --------------------------------
                                                    Robert P. Lindsay
                                                    Vice President




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AGENT:                                    ENRON CAPITAL & TRADE RESOURCES CORP.,
                                          as Agent


                                          By: /s/ AUTHORIZED SIGNATORY
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------



LENDERS:                                  ENRON CAPITAL & TRADE RESOURCES CORP.


                                          By: /s/ AUTHORIZED SIGNATORY
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------



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